Exhibit 10.28

CRESTWOOD MIDSTREAM PARTNERS LP

RESTRICTED UNIT AWARD AGREEMENT

Participant:
Number of Restricted Units:
Date of Grant:
Fair Market Value

1. Under the terms and conditions of the Crestwood Midstream Partners LP Third Amended and Restated 2007 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership”), grants to the Participant named above the number of Restricted Units set forth above. Terms not defined in this Agreement have the meanings set forth in the Plan.

2. One-third (1/3rd) of the Restricted Units will become vested on                      and each anniversary of such date (each a “Vesting Dates”), provided that the Participant has remained an employee of the Company or its Affiliates through each such Vesting Date (and further provided that in no event will the Participant become vested in a fraction of a Unit).

3. Notwithstanding the Vesting Dates described above, in the event of a Change in Control while the Participant is employed by the Company or an Affiliate or in the event that the Participant terminates employment with the Company or its Affiliates by reason of disability (as determined by the Committee in good faith) or death, the nonvested Restricted Units will immediately become 100% vested. If the Participant terminates employment with the Company and its Affiliates for any reason other than such disability or death, any nonvested Restricted Units will be forfeited immediately.

4. In the event that the Participant has become obligated to return all or a portion of his or her Restricted Units to the Company due to a forfeiture of such units pursuant to this Agreement, and the Participant shall fail to deliver the certificates representing such units in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, upon written notice to the Participant cancel on its books the certificates representing the units to be returned to the Company and thereupon all of the rights of the Participant in and to said units shall terminate. The Company shall not be obligated to give notice to any Participant of Restricted Units if such Participant does not appear on the equity ledger of the Company as the registered Participant of such units.

5. The Company shall, unless otherwise directed by the Committee, retain the certificate(s) related to the Restricted Units for safekeeping until the forfeiture of such Restricted Units occurs or the vesting restrictions have lapsed pursuant to the terms of the Plan and this Agreement. Any certificate(s) representing the Restricted Units granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such units, and the unit transfer records of the Company will reflect stop transfer instructions with respect to such units. Within a reasonable time after the vesting restrictions have lapsed and the restrictions on the transfer of such Restricted Units have terminated or are removed by the Board of Directors, the Company will deliver to the Participant a new certificate representing such units, free of the legend referred to herein. The issuance of such certificate shall not affect any restrictions upon the transferability of such units pursuant to applicable law or otherwise.

Restricted Unit Grant

6. Within 30 days after the date of this Agreement, the Participant may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder. The parties agree that for such purposes the fair market value of the Restricted Units on the Grant Date is that amount per unit set forth above.

7. Any Restricted Units granted hereunder, whether vested or unvested, shall not be sold, assigned, transferred, pledged or otherwise encumbered until such units are fully vested. The spouse of the Participant shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as the Participant. The spouse further agrees that should he/she predecease the Participant or become divorced from the Participant, any of the Restricted Units which such spouse may own or in which he/she may have an interest shall remain subject to this Agreement.

8. The Participant will have the rights of a unit Participant of the Partnership with respect to any Units underlying the Restricted Units, including the right to vote such Units and to receive any distributions that may be paid thereon until such time, if any, that the Participant has been determined to be a unit Participant of record by the Partnership’s transfer agent or one or more certificates of Units are delivered to the Participant in settlement thereof. Furthermore, nothing herein will confer upon the Participant any right to remain in the employ of the Company or an Affiliate.

9. Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to the Participant at the address last provided for his or her employee records.

10. The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

ACCEPTED:

Signature of Participant

I, the undersigned, being the spouse of the above-named Holder, hereby acknowledge that I have read and understand the foregoing Restricted Unit Award Agreement under the Crestwood Midstream Partners LP Third Amended and Restated 2007 Equity Plan, and I agree to be bound by the terms thereof.

Name:
Signature of Spouse

Restricted Unit Grant

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